UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

______________________RBC Life Sciences, Inc.______________________ (Exact name of registrant as specified in its charter)
_______NEVADA_______ (State or other jurisdiction of incorporation)	_______000-50417_________ (Commission File Number)	_______91-2015186________ (IRS Employer Identification No.)
2301 CROWN COURT, IRVING, TEXAS (Address of principal executive offices)		____________75038_____________ (Zip Code)
Registrant's telephone number, including area code __________972-893-4000______________
__________________________N/A____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2014, Mr. Richard S. Jablonski notified RBC Life Sciences, Inc. (the "Company") of his resignation from his positions as Vice President - Finance and Chief Financial Officer of the Company, effective June 13, 2014.

On June 2, 2014, the Board of Directors of the Company appointed Mr. Steven E. Brown, to serve as Chief Financial Officer effective concurrent with the departure of Mr. Jablonski in addition to his current position as President. The appointment of Mr. Brown as Chief Financial Officer is an interim measure until a permanent replacement for Mr. Jablonski is found. Mr. Brown previously served as Chief Financial Officer from May 1994 until being named President in June 2012 and as Executive Vice President from June 2011 to June 2012. Mr. Brown has also served as a director of the Company since May 1994.
Mr. Brown does not have any family relationship with any of the Company's other directors or executive officers, and the Company has not entered into any transactions with Mr. Brown that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014

RBC Life Sciences, Inc.

By: /s/ Steven E. Brown
Name: Steven E. Brown
Title: President